Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(634,045)
Unrealized Gain (Loss) on Market Value of Futures	890,885
Dividend Income	239
Interest Income	238
ETF Transaction Fees	1,050
Total Income (Loss)	$258,367

Expenses
General Partner Management Fees	$11,419
Professional Fees	9,416
Brokerage Commissions	736
NYMEX License Fee	228
Prepaid Insurance Expense	132
Non-interested Directors' Fees and Expenses	112
Total Expenses	22,043
Expense Waiver	(8,486)
Net Expenses	$13,557
Net Income (Loss)	$244,810

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/15	$17,003,603
Additions (300,000 Shares)	3,793,915
Net Income (Loss)	244,810

Net Asset Value End of Month	$21,042,328
Net Asset Value Per Share (1,650,000 Shares)	$12.75

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,  to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612